                                                                      Exhibit 11

                          CALIFORNIA CULINARY ACADEMY, INC.
                          STATEMENT  RE:  EARNINGS PER SHARE


                                                                                    Quarter Ended September 30
                                                                                    --------------------------
                                                                             1996                                1995
                                                                             ----                                ----
                                                                    Primary        Fully Diluted        Primary      Fully Diluted
                                                                  -----------    -----------------    -----------   ---------------
Net earnings (loss)                                                 $46,000           $46,000         $(424,000)      $(424,000)
                                                                  -----------    -----------------   -----------   ---------------
Weighted average common shares outstanding:
Common shares                                                     3,228,732         3,228,732         3,308,805       3,308,805
Common equivalent shares:
Stock options and warrants
                                                                  -----------    -----------------   -----------   ---------------
Weighted average common and common
equivalent shares outstanding                                     3,228,732         3,228,732         3,308,805       3,308,805
                                                                  -----------    -----------------   -----------   ---------------
                                                                  -----------    -----------------   -----------   ---------------
Earnings (loss) per share                                           $0.01             $0.01            $(0.13)         $(0.13)
                                                                  -----------    -----------------   -----------   ---------------
                                                                  -----------    -----------------   -----------   ---------------
